 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 9, 2020

IVERIC bio, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36080	20-8185347
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, 35th Floor
New York, NY 10119
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (212) 845-8200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐                                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ISEE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

IVERIC bio, Inc. ("IVERIC") held its 2020 annual meeting of stockholders on June 9, 2020. The following is a summary of the matters voted on at that meeting.

(a)         IVERIC’s stockholders elected Jane P. Henderson and Glenn P. Sblendorio as Class I directors to serve until the 2023 annual meeting of stockholders, each such director to hold office until his or her successor has been duly elected and qualified. The results of the stockholders’ vote for the election of such Class I directors were as follows:

	For	Withheld	Broker Non-Votes
Jane P. Henderson	34,040,709	181,139	7,873,771
Glenn P. Sblendorio	34,061,898	159,950	7,873,771

(b)         IVERIC’s stockholders approved a non-binding, advisory proposal on the compensation of IVERIC’s named executive officers. The results of the stockholders’ vote for such matter were as follows:

For	Against	Abstain	Broker Non-Votes
33,770,169	418,681	32,998	7,873,771

(c)         IVERIC’s stockholders ratified the selection of Ernst & Young LLP as IVERIC’s independent registered public accounting firm for the current fiscal year. The results of the stockholders’ vote for such matter were as follows:

For	Against	Abstain	Broker Non-Votes
41,946,908	145,552	3,159	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVERIC bio, Inc.

Date: June 10, 2020	By:	/s/ David F. Carroll
David F. Carroll
Senior Vice President, Chief Financial Officer and Treasurer